EXHIBIT 10.1

             SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second
Amendment") dated as of March 27, 1997 is made and entered into by and between Charles Boyce (the "Executive") and Capital Bank, a
Florida corporation (the "Company").

     WHEREAS, the Executive and the Company desire to amend the Employment Agreement, as amended, dated as of January 1, 1996 by and between the Executive and the Company to modify certain terms thereof (the "Agreement"); and

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Agreement as set forth below and has authorized and directed management of the Company to execute and deliver this Second Amendment;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 5.6 (a) of the Agreement is hereby amended by deleting the first sentence and substituting in lieu thereof as follows:

         "(a) In the event that a Change in Control (as defined in paragraph (b) of this Section 5.6) in the Company shall occur during the Initial Term, and within one year after the date of the Change in Control, (i) the Executive's Base Salary in effect immediately prior to the Change in Control is reduced or (ii) the Executive is (x) assigned any position, duties or responsibilities that are significantly diminished or changed when compared with the position, duties or responsibilities of the Executive prior to such Change in Control, (y) forced to relocate to another location more than 25 miles from his location prior to the Change in Control, or
(z) no longer provided coverage under benefit programs in existence prior to the Change in Control (unless a comparable substitute is offered); then the Executive, by written notice to the Company at any time within the thirty (30) day period following the occurrence of an event described in clauses (i) and (ii) of this Section 5.6(a), shall have the right to terminate his employment hereunder."

     2. All provisions of the Agreement, except as expressly amended by this Second Amendment, shall remain in full force and effect.




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     IN WITNESS WHEREOF, the Executive and the Company have
executed this Second Amendment effective as of the date first above written.

                            CAPITAL BANK


                            By:   /s/ Daniel M. Holtz
                            --------------------------------------
                            Daniel M. Holtz, Chairman of the Board,
                            Chief Executive Officer and President

                            EXECUTIVE


                                  /s/ Charles Boyce
                            --------------------------------------
                            Charles Boyce


















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